Exhibit 10.1
LEASE AGREEMENT

     THIS LEASE made this 25th day of February, 2008, Mentor, Ohio, but is effective as of January 1, 2008, by and between OSAIR, INC. an Ohio Corporation owner of THE MATCH WORKS, (hereinafter called “Landlord”), and Energy West.(hereinafter called “Tenant”).
     WITNESSETH, that Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord certain premises, being Suite No. 260, containing approximately 1028 square feet of space of space of The Match Works, at 8500 Station Street, Mentor, Ohio, 44060. Said premises are hereinafter sometimes referred to as the “Demised Premises.” Landlord excepts and reserves hallways, stairways, shaftways, elevators and other common areas and common facilities, and the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures serving other parts of the said building, including such of them as may occur above the finished ceiling of the Demised Premises or elsewhere within the Demised Premises.
LEASE TERM
     1. Landlord leases the Demised Premises to Tenant and Tenant Leases and agrees to take possession of the same from Landlord, for the term of 3 (three) years, commencing on the 1st day of January, 2008, and terminating on the 31st day of December, 2010.
RENT
     2. Tenant shall pay to Landlord without demand, deduction or setoff, rent in the aggregate amount of $1,200.00 (one thousand two hundred) per month, in advance on the first day of each month, for the first year of the Lease Term. Said rent shall include all utility charges, except telephone. Rent for the remainder of the Term shall be increased 3% yearly. Rent during each succeeding year of the Lease Term shall likewise be due and payable on or before the first day of each month in advance. Rent for any partial month shall be prorated.
LANDLORD’S WORK
     3. The Demised Premises shall be let and leased by Landlord to Tenant in its present as is condition, except for the improvement which are described in Exhibit “B” which is attached hereto and incorporated herein by reference and which are collectively referred to as “Landlord’s Work”. Landlord estimates completion of Landlord’s Work will occur within four week of signing of Lease.
PAYMENT
     4. The rents reserved and all additional and other charges payable by Tenant to Landlord hereunder, shall be paid, in full, when due, in currently available United States funds without deduction, set-off or abatement, to Landlord at The MatchWorks, 8500 Station Street, Suite 100, Mentor, Ohio 44060. Any such amount not paid when due shall bear interest in favor of Landlord at the rate of ten percent (10%) per annum for the date said amount becomes due until paid in full, not, however, to the exclusion of any claim for damages or other remedy for breach or default on the part of Tenant hereunder. Any such amount payable with respect to a period of time beginning prior to the commencement or ending after the expiration of the term hereof shall be apportioned and prorated as of and to the date of the commencement or expiration of the term, as appropriate, and shall be paid accordingly.

PERMITTED USE
     5. The Demised Premises may be used only for the purpose of general office space all in accordance with Landlord’s Rules and Regulations, provided that in no event shall the Demised Premises be used for the operation of a securities dealer, sales, brokerage or investment banking business, without the Landlord’s advance written consent, which Landlord may in its absolute discretion, withhold. Tenant specifically acknowledges that the Demised Premises shall not be used for any use other than those indigenous to Tenant’s anticipated use, unless approved by Landlord.
POSSESSION
     6. The taking of possession of the Demised Premises by the Tenant shall be conclusive evidence of his acceptance thereof and approval of any and all construction, unless otherwise agreed to in writing by Landlord and Tenant.
IMPROVEMENTS BY TENANTS
     7. Tenant shall not make any additions, improvements or modifications of the Demised Premises, including decorations, without the written consent of Landlord, which shall not be unreasonably withheld. The improvements set forth in Exhibit “A, if any, shall be constructed by Landlord at its sole expense. All other additions, improvements or modifications (hereinafter referred to as “Improvements by Tenant”) shall be constructed at Tenant’s sole expense upon approval by landlord.
     Work will be commenced upon Improvements by Tenant, if any, within fifteen (15) days after the last to occur to the following: (1) Landlord’s approval of plans and specifications, or (2) Landlord’s notice to Tenant that the Demised Premises are ready for the commencement of Tenant’s work. Improvements by Tenant, which shall include the removal by Tenant of any debris resulting from said work, shall be completed within thirty (30) days, except for delays due to casualties or other causes beyond Tenant’s reasonable control, and Tenant shall open the Demised Premises for the permitted uses upon such completion. In all events, the Lease Term shall commence upon the earlier to occur of fourteen (14) business days after the work should be commenced upon the Improvements by Tenant, except for such delays caused by neglect or omission of Landlord, its agents and employees, or upon the date specified in Section 1 hereof.
SECURITY DEPOSIT
     8. Tenant (has)(shall) deposit(ed) with Landlord a Security Deposit in the amount of $0.00 Dollars and zero cents as security for the punctual performance by Tenant of each and every obligation of Tenant under this Lease. In the event of any default by Tenant, Landlord may apply or retain all or any part of such security to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of every such application or retention, Tenant shall, on demand, pay to Landlord the sum applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. If at the end of the Lease Term Tenant shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant, without interest. Tenant shall look only to Landlord, its successors or assigns for return of the Security Deposit.
LANDLORD’S COVENANTS
     9. Subject to Section 9 of this Lease, Landlord covenants that it shall perform or furnish, or cause to be performed or furnished, the following:

          (a) Such heat and air conditioning to maintain the Demised Premises at comfortable temperatures during the hours of the day between 8:00 a.m. and 6:00 p.m. Mondays through Fridays inclusive, and 9:00 a.m. to 1:00 p.m. Saturdays (building hours), all days observed by the New York Stock Exchange as legal holidays excepted.
          (b) Common rest rooms, as required by local applicable code.
          (c) Hot and cold water in reasonable amounts to the aforesaid common washrooms and to the Demised Premises.
          (d) Adequate janitorial services to common areas and tenant offices.
          (e) Window washing service as reasonably required.
          (f) Reasonably adequate parking spaces on the grounds appurtenant to The Match Works for the use, in common, with the other Tenants of said building and their employees and invitees.
          (g) Adequate snow removal service for the aforementioned parking spaces and for all approaches thereto.
          (h) During business hours, reasonable illumination for all parking areas and footways appurtenant to The Match Works.
          (i) A Tenant directory in the lobby of the building. Landlord will supply a sign at the door to the Demised Premises which will identify the suite number and the identity of the Tenant. Said signs shall be of uniform appearance and design throughout the building, as determined by Landlord. Tenant will not place any sign, marking or designation on the doorway to the Demised Premises, the building corridors, or on the windows, or on the exterior of the Demised Premises, unless otherwise agreed in writing by Landlord and Tenant.
TENANT’S COVENANTS
     10. Tenant covenants to and with Landlord as follows:
          (a) Except for damage by fire or other unavoidable casualty and reasonable use and wear, Tenant shall keep the Demised Premises in as good order, repair and condition as the same are at the commencement of the Lease Term, or may be put in thereafter, and at the termination of the Lease Term, peaceably yield up and surrender the Demised Premises and all additions thereto and permanent installations therein in good order, repair and condition, first removing all goods and effects, except those of Landlord, and making any repairs made necessary by such removal, and leaving the Demised Premises clean and tenantable.
          (b) Tenant covenants that it shall not injure, overload, deface or commit waste in the Demised Premises or any part of The Match Works, shall not permit therein any auction sale; shall not permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise, odor or effect; shall not use or permit the use of the Demised Premises for any purpose other than the permitted uses as herein specified; and shall not use or permit any use of the Demised Premises which is improper, offensive, contrary to law or ordinance, or which is liable to invalidate or increase the premium for any insurance on The Match Works or its contents or which is liable to render necessary any alterations or additions to the building.

          c) Tenant covenants that it shall not obstruct in any manner any portion of the building, or the approaches to said building, or any windows or doors.
          (d) Tenant covenants that it shall conform to all reasonable rules and regulations now or hereafter promulgated by Landlord (“Landlord’s Rules and Regulations”) or applicable governmental authorities for the care and use of the building, its facilities and approaches.
          (e) Tenant covenants that it shall keep the Demised Premises equipped with all safety appliances and permits required by law or ordinance or any order or regulation of any public authority or insurer because of the use made of the Demised Premises by Tenant, and, if requested by Landlord, shall make all repairs, alterations, replacements or additions so required in the Demised Premises.
          (f) Tenant covenants that it shall save Landlord harmless and indemnified from any injury, loss, claim or damage to any person or property while on or in said Demised Premises and to any person or property anywhere occasioned by any omission, neglect or default of Tenant or of employees, agents, contractors or officers of Tenant.
          (g) Tenant covenants that, except for the negligence of Landlord, its agents and employees, Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Demised Premises or the building of which they shall be a part, or the land appurtenant thereto, including, but not limited to, claims for damage resulting from: (1) any equipment or appurtenances becoming out of repair; (2) injury done or occasioned by wind, rain or other force of nature; (3) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, compressed air and steam pipes, stairs, porches, railing or walks; (4) broken glass; (5) the backing up on any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Demised Premises; (7) the escape of steam, compressed air, natural gas or hot water; (8) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, walks or any other place upon or near such building or the Demised Premises or otherwise; (9) falling of any fixture, plaster, tile or stucco; and (10) any act, omission or negligence of co-tenants, licensees or of any other persons or occupants of said building or of persons, occupants and/or owners of adjoining or contiguous property. The foregoing shall not, however, be construed to relieve Landlord of Landlord’s obligation to promptly take the steps necessary to effect such repairs or to terminate such interruptions in accordance with Landlord’s obligations set forth herein as promptly and expeditiously as possible.
          (h) Tenant covenants that it shall permit the Landlord and the Landlord’s agents to enter and examine the Demised Premises at reasonable times and upon reasonable advance notice except in cases of emergency and, if the Landlord shall so elect to make any repairs or additions the Landlord may reasonable deem necessary and , at the Tenant’s expense, to remove any alterations, additions, signs, antennas or the like, not consented to by the Landlord in writing.
          (i) Tenant covenants that it shall pay the Landlord’s expenses, excluding reasonable attorney’s fees incurred in enforcing any obligations of Tenant under this Lease which are not complied with.
          (j) Tenant covenants that it shall not knowingly permit any employee or visitor of the Tenant to violate any covenant or obligation of the Tenant hereunder.

          (k) Tenant covenants that, in case the Tenant takes possession of the Demised Premises prior to the commencement of said term, it shall perform and observe all of the Tenant’s covenants from and after the date upon which the Tenant takes possession.
          (l) Tenant covenants that it shall not assign this Lease or sublet any portion of the Demised Premises or enter into a space-sharing agreement without prior written consent of Landlord, such consent not to be unreasonably withheld, or mortgage or hypothecate this lease or license the Demised Premises or any portion thereof. No operation of law, including merger or consolidation, shall be effective to create an assignment or transfer without the written consent of Landlord, which shall not be unreasonably withheld.
          (m) Tenant covenants that it shall not make any alterations or additions in or to the Demised Premises without the prior written consent of Landlord.
          (n) Tenant covenants that it shall not erect or paint on any sign or other identification on any exterior window, any corridor or door to the exterior or door to a corridor or other common area.
          o) Tenant covenants that it shall not misuse or abuse the plumbing system in the Demised Premises and shall be responsible for the cost of clearing discharge lines of objects or other material causing stoppage thereof, if such stoppage shall have been caused by Tenant or any of tenant’s invitees, agents or employees.
          (p) Tenant shall maintain, in responsible companies approved by Landlord, liability insurance insuring Landlord and Tenant as their interest may appear against all claims, demands or actions for injury to or death of any one person in an amount of not less than One Hundred Thousand Dollars ($100,000) arising from one occurrence, and for injury to and/or death of more than one person arising from one occurrence in an amount of not less the Three Hundred Thousand Dollars ($300,000.), and for damage to property in an amount of not less than Fifty Thousand Dollars ($50,000.), made by or on behalf of any person or persons, firm or corporation, arising from, related to or connected with the conduct and operation of Tenant’s business in the Demised Premises. Landlord may require copies of said insurance policies to be filed with it.
          (q) Tenant shall supply all light bulbs and fluorescent lights for the Demised Premises other than the initial light bulbs and fluorescent lights for the fixtures installed by Landlord, which initial lighting shall be furnished by Landlord at no expense to Tenant.
FORCE MAJEURE
     11. Landlord shall not be liable to anyone for the cessation of or interruption of any service, including public utility services, rendered to Tenant pursuant to the Lease due to accident, or due to the making of repairs, alterations or improvements, or due to labor difficulties, or due to inability to obtain fuel, electricity, services or supplies from the sources from which they are usually obtained for the Match Works, or for any other reason whatsoever. Any such interruption of any of the above services shall never be deemed in eviction or disturbance of the Tenant’s use of the Demised Premises or any part thereof, or render the Landlord liable to the Tenant for damage, or relieve the Tenant from performance of the Tenant’s obligations under this Lease. Landlord, however, shall promptly take the necessary steps to terminate such interruptions as expeditiously as possible under the circumstances.

DISPLAY OF PREMISES
     12. Tenant covenants and agrees that, for the period of three months prior to the expiration of the term of this lease, Landlord may show the Demised Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 6:00 p.m. on any day.
SUBORDINATION
     13. This Lease shall be subject to and subordinate to any mortgages, easements or trust deeds that may hereafter be placed upon The Match Works and/or the land thereunder and all advances to be made under such mortgages or trust deeds and to the interest thereon, and all renewals, extensions and consolidations thereof. Tenant covenants that it shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and in the event Tenant fails to do so within ten (10) day after demand in writing, Tenant does hereby make, constitute and irrevocable appoint Landlord as its attorney in fact and in its name, place and stead so to do. Tenant acknowledges that said power of attorney is irrevocable and coupled with an interest. No easement created by Landlord shall in any way interfere with or disturb Tenants right of quiet enjoyment of the premises as hereinafter set forth.
ESTOPPEL CERTIFICATES
     14. At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force as modified and stating the modifications) and the dates to which the rent and other charges have been paid.
BROKERAGE
     15. Tenant warrants that it has had no dealings with any broker or agent other than Landlord’s representative in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Landlord’s personnel with respect to this Lease or the negotiation thereof.
POSSESSION
     16. If the Landlord shall be unable to give possession of the Demised Premises on the date of the commencement of the term hereof by reason of substantial incompletion of the construction of the Demised Premises or the holding over of any tenant or tenants or for any other reason beyond the control of the Landlord, then the rent shall not commence until possession of the premises is given or is available and the Tenant agrees to accept such allowance and abatement of rent as liquidated damages in full satisfaction for the failure of the Landlord to give possession of said premises on the commencement date and to the exclusion of all claims and rights which the Tenant may otherwise have by reason of possession of the Demised Premises not being given on the commencement date of the term hereof. No such failure to give possession on the date of the commencement of the term, shall in any event, extend or be deemed to extend, the term of this Lease. In the event that Tenant shall occupy the Demised Premises or a portion thereof prior to the term of this Lease with the Landlord’s consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the said premises, and rent shall be charged on a per diem basis at the rates specified in Section 2. hereof for the period prior to the commencement date of this Lease.

HOLDING OVER
     17. Should the Tenant remain in possession of said premises after the date of the expiration of this Lease with or without the consent of the Landlord, then unless a new written lease agreement shall have been entered into between the parties hereto, the Tenant shall be a tenant from month-to-month, and such tenancy shall be otherwise subject to all the covenants and conditions of this Lease, except that the rent shall be at one hundred twenty-five percent (125%) of the monthly rate set forth in this Lease, unless otherwise agreed upon.
UNTENANTABILITY
     18. If the Demised Premises or the building in which they are located are made unfit for occupancy by the elements, fire or other cause, the Landlord may elect to terminate this Lease as of the time when the premises or building are made unfit for occupancy, by notice to the Tenant within forty five (45) days after that occurrence. In the alternative, Landlord may elect to repair the building or the premises at the Landlord’s expense within ninety (90) days after the Landlord is enabled to take possession of the damaged premises and undertake reconstruction or repairs, in which event this Lease shall not terminate, but rent shall be abated on a per diem basis, prorata, for the portion of the Demised Premises rendered unfit for occupancy. If the Landlord elects to so repair, restore or rehabilitate the building or the premises and does not substantially compete the work within said ninety (90) days period, excluding from said period loss of time caused by the delay beyond the control of the Landlord, then either party may terminate this Lease as of the time when the premises or the building were made unfit for occupancy, by notice to the other party not later than thirty (30) days after expiration of said ninety (90) day period, as so computed. In the event of termination of the Lease pursuant to this section, rent, including any escalation thereof, shall be apportioned on a per diem basis and shall be paid to the date of termination.
     Anything herein stated to the contrary notwithstanding, in the event that the building in which the Demised Premises are located shall be damaged in any way whatsoever, and the estimated cost of repairing such damage shall exceed one-half (1/2) of the value of the building at the time of the happening of such damage by reason of such damage, the Landlord may decide to demolish said building and rebuild the same and, in such event, the Landlord shall have the right to terminate this Lease by giving to the Tenant thirty (30) days’ written notice of such termination.
FIRE AND CASUALTY INSURANCE
     19. Insofar as it is able to do so without invalidating the fire and extended coverage insurance on the Demised Premises, Landlord agrees to and does hereby waive all rights of recovery and causes of action against Tenant, its employees, servants, agents and all parties claiming through or under the Tenant for any damage to the Demised Premises and the building in which they are located, caused by any of the perils covered by fire and extended coverage insurance policies, notwithstanding the fact that said damage to or destruction of said building and the Demised Premises by fire or other casualty shall be due to the negligence of Tenant. If the premium paid by the Landlord for said fire and extended coverage insurance during the term of this Lease are increased by reason of the foregoing, then Tenant has the option to pay said increase. Tenant’s failure to pay said increase in insurance premiums, if any, after reasonable notice of Tenant, shall render the Landlord’s waiver, as contained in this section, null and void.
     Tenant agrees to and does hereby waive all rights of recovery and causes of action against the Landlord and all parties claiming through or under the Landlord by reason of any fire and extended coverage insurance policies, for any damage to the Demised Premises, leasehold improvements or personal property contained therein, notwithstanding the fact that said damage to or destruction of said Tenant’s property by fire or other casualty shall be due to the negligence of the Landlord. Said waiver by

Tenant is and shall continue in full force and effect, irrespective of an increase in Tenant’s fire and extended coverage insurance. Tenant shall cause an appropriate rider to be affixed to his fire and extended coverage insurance policies, whereby Tenant’s insurer shall waive all rights of recovery or causes of action against Landlord arising from the payment of any damage or loss sustained by Tenant.
EMINENT DOMAIN
     20. If the whole or any part of the Demised Premises shall be condemned or taken for any public or quasi public use or conveyed to a public authority or quasi public authority under threat of condemnation, and such taking and conveyance shall render the Demised Premises untenantable, this Lease shall wholly expire on the date that title shall vest in the condemning authority. In no event whatsoever shall Tenant have any claim against Landlord by reason of condemnation or taking or by reason of a conveyance under threat of condemnation or by taking of the whole or any part of the building or parking areas or associated facilities. Tenants shall not have any claim to the amount or any portion thereof which shall be awarded or paid to Landlord as a result of any condemnation or taking. Tenant hereby irrevocably assigns to Landlord all Tenant’s right, title and interest in and to all amounts awarded or paid by reason of any condemnation or taking or any conveyance under thereat thereof.
OPTION TO RENEW
     21. Landlord hereby grants to Tenant the option to renew this Lease for one (1) additional term of three (3) year (Extended Term”) commencing upon the expiration of the original Lease Term. The Extended Term shall be subject to all of the covenants, agreements, provisions, terms and conditions of this Lease, except that the monthly rent shall be at a rate of 1400.00 per month.
     Written notice of the exercise of this option shall be given by Tenant to Landlord by registered mail at least ninety (90) days before the expiration of the original term of this Lease and provided further that all rents have been fully paid and that all covenants, agreements, provisions, terms and conditions of this Lease to be performed by Tenant have been fully and faithfully performed, kept and observed.
     Landlord, prior to leasing space on the premises, shall offer this Tenant the second right, current tenant(s) having first right, to lease or refuse said space.
LANDLORD’S REMEDIES
     22. All rights and remedies of the Landlord herein set forth are in addition to any and all rights and remedies allowed by law and equity.
          (a) If any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant’s debts, then and in any such event, Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or other action by Landlord, forthwith terminate this Lease and, notwithstanding any other provisions of this Lease, Landlord shall forthwith upon termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated term hereof, less the fair rental value of the premises for the residue of the stated term hereof.
          (b) If the Tenant is (i) in default in the payment of rent for ten (10) days, or is (ii) in default of the prompt or full performance of any other provisions of this Lease after thirty (30) days written notice sent to the Tenant by the Landlord; or if the leasehold interest of the tenant be levied upon under execution or be attached or if the Tenant makes an assignment for the benefit of creditors, or if a receiver be appointed by or for the Tenant or if the Tenant abandons the Demised Premises, then and in any such event, the Landlord may, if the Landlord so elects, with or without notice of such election, except as herein provided, with or without demand, forthwith terminate this Lease and the Tenant’s right to possession of the Demised Premises and retake possession of the Demised Premises by self-help or other summary proceeding; provided, however, that if the Landlord has notified the Tenant to cure non-monetary defaults by thirty (30) days notice as above provided and the curing of such defaults cannot be effected within said thirty (30) days period but have been commenced during said thirty (30) day period, and provided that once begun the Tenant proceeds without delay beyond his control to complete the necessary work to cure said defaults, then the Landlord shall not exercise the rights otherwise contained in this section.
          (c) If the Tenant abandons the Demised Premises or if the Landlord elects to terminate the Tenant’s right to possession only without terminating the Lease as above provided, the Landlord may remove from the premises any and all property found therein and such repossession shall not release the Tenant from Tenant’s obligation to pay the rent herein reserved. After any such repossession by Landlord without termination of the Lease, the Landlord may, but need not, relate the Demised Premises or any part thereof as agent of the Tenant to any person, firm or corporation and for such time and upon such terms as the Landlord, in the Landlord’s sole discretion may determine; the Landlord may make repairs, alterations and additions in and to the Demised Premises and redecorate the same to the extent deemed by the Landlord reasonably necessary or desirable and the Tenant, upon demand in writing, shall pay the cost thereof, together with the costs of such repairs, alterations, additions, redecorating and expenses. The Tenant shall pay to the Landlord the amount of each monthly deficiency, upon demand in writing, and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with such costs and expenses of Landlord, the Landlord at the end of the stated term of this Lease shall account for any surplus to the Tenant, upon demand in writing.
          (d) Any and all property which may be removed from the Demised Premises by the Landlord, in accordance with the terms of this Lease, may be handled, removed, stored or otherwise disposed of by the Landlord at the risk and expense of the Tenant; the Landlord in no event shall be responsible for the preservation or safekeeping of, or damage to, Tenant’s property.
     Tenant shall pay all expenses incurred with such removal and all storage charges against such property. If any property shall remain upon the Demised Premises or in the possession of the Landlord and shall not be retaken by the Tenant within a period of thirty (30) days from and after the time when the Demised Premises are either abandoned by the Tenant or repossessed by the Landlord under terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by the Tenant.
QUIET ENJOYMENT
     23. So long as the Tenant pays the rent and all charges to be paid by the Tenant and performs and observes all of the covenants and provisions herein, the Tenant shall quietly enjoy the Demised Premises subject, however, to the terms of this Lease, to the underlying leases, if any, leasehold mortgage and other mortgages herein mentioned and provided for or any defaults thereunder.
WAIVER
     24. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty to be observed by Tenant or co-tenant.

NOTICE
     25. Any notice from Landlord to Tenant or from Tenant to Landlord shall be deemed duly served if mailed by United States mail, postage prepaid, addressed, to the Tenant as follows: Energy West, 8500 Station Street, Suite 260, Mentor, Ohio 44060, if to the Landlord at 8500 Station Street, Suite 100, Mentor, Ohio 44060. Notice shall be deemed given when mailed.
SUCCESSORS AND ASSIGNS
     26. This lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefits of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.
ENTIRE AGREEMENT
     27. This Lease contains the entire agreement between the parties hereto; any agreement hereafter or heretofore made shall not operate to change, modify, terminate or discharge this Lease, in whole or in part, unless such agreement is in writing and signed by each of the parties hereto. Landlord has made no representations or warranties with respect to the Demised Premises, except as herein expressly set forth.
RECORDING
     28. Tenant agrees not to record this Lease. At the request of either party, a memorandum form of this Lease will be prepared in the form approved by Landlord, executed and filed with the Recorder of Lake County, Ohio. The party requesting the memorandum form shall pay the cost of recording.
TERMS
     29. Whenever herein the singular number is used, the same shall include the plural; and the neuter gender shall include the masculine and feminine genders.
This Lease Agreement is executed as of the date and at the place first above written.

Signed and Acknowledged	LANDLORD:
in the Presence of:	OSAIR, INC.

/s/ Leanne R. Sibley (Signature of Witness)	BY:	/s/ Richard M. Osborne Richard M. Osborne

Leanne R. Sibley (Printed Name of Witness)	ITS:	President and CEO

/s/ Robyn A. Lojek (Signature of Witness)

Robyn A. Lojek (Printed Name of Witness)

TENANT:
Energy West

(Signature of Witness)	BY:	/s/ James W. Garrett James W. Garrett

(Printed Name of Witness)	ITS:	President and Chief Operating Officer

EXHIBIT “A”
TENANT’S IMPROVEMENTS
None

EXHIBIT “B”
LANDLORD’S IMPROVEMENTS
None